UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 5, 2019

BRAIN SCIENTIFIC INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-209325	81-0876714
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

205 East 42nd Street, 14th Floor

New York, New York 10017

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 388-3788

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

EXPLANATORY NOTE

On February 11, 2019, Brain Scientific Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) to report that an investor in the Company had loaned to the Company $130,000 (the “Loan”). This Current Report on Form 8-K/A amends the Original 8-K to disclose that the Loan represented the second tranche borrowed pursuant to an up to $500,000 convertible note offering, and not the first tranche as stated in the Original 8-K. The sole change to the Original 8-K related thereto is made to Item 2.03, which is set forth below in its entirety. There are no other modifications or updates to any of the information made in the Original 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On February 5, 2019, an investor (the “Lender”) of Brain Scientific Inc. (the “Company”) subscribed for a convertible promissory note (the “Note”) and loaned to the Company an aggregate of $130,000 (the “Loan”). The Loan represents the second tranche borrowed pursuant to an up to $500,000 convertible note offering (the “Offering”), for total borrowed principal through February 5, 2019 of $230,000.

The Company intends to use the net proceeds from the Loan for the Company’s working capital and general corporate purposes.

The Note bears interest at a fixed rate of 10% per annum, computed based on a 360-day year of twelve 30-day months and will be payable, along with the principal amount, on the earlier of (the “Maturity Date”): (a) February 5, 2020 or (b) the consummation of an equity or equity-linked round of financing of the Company in whatever form or type that raises gross proceeds in excess of $1,000,000 (“Qualified Financing”) or other event pursuant to which Conversion Shares (as defined in the Note) are to be issued pursuant to the terms of the Note.

The Note will be convertible into equity of the Company upon the following events on the following terms:

●

Without any action on the part of the Holder, all of the outstanding principal and accrued interest shall convert into (i) that number of shares of New Round Stock (as defined in the Note) upon the consummation of a Qualified Financing (the “Qualified Financing Conversion Date”), based upon the product of (A) the outstanding principal and accrued interest on the Qualified Financing Conversion Date and (B) 1.35, then divided by the actual per share price of New Round Stock and (ii) if the Qualified Financing has a warrant component, a number of such warrants equal to the number of shares of New Round Stock determined pursuant to clause (i) above, multiplied by the warrant coverage percentage in such Qualified Financing.

●

If a change of control transaction occurs or the Company completes a firmly underwritten public offering of its common stock prior to the Qualified Financing, the Note would, at the election of the holders of a majority of the outstanding principal of the Notes, be either (i) payable upon demand as of the closing of such change of control transaction or IPO transaction or (ii) convertible into shares of the common stock immediately prior to such change of control transaction or IPO transaction at a price per share equal to the lesser of (the “Common Price”) (A) the per share value of the Common Stock as then reasonably determined by the Company’s Board of Directors acting in good faith, from time to time, as if in connection with either the grant of an incentive stock option qualified under Section 422 of the Internal Revenue Code of 1986, as amended, or the sale of the common stock in a private sale to a third party in an “arms-length” transaction, or (B) the per share consideration to be received by the holders of the common stock in such change of control transaction or IPO transaction.

In the event that the Company consummates a financing prior to the Maturity Date, other than a Qualified Financing, and the economic terms thereof are more favorable to the investors in such financing than the terms of the Note, the Note shall automatically be amended to reflect such more favorable economic terms.

The Company has granted certain registration rights to the Lender under the Subscription Agreement for the Note.

The Lender shall have the right to participate, on a pro rata basis, in any Qualified Financing on or prior to the one year anniversary of the Lender’s subscription for the Note.

The Note contains customary events of default, which, if uncured, entitle the Lender to accelerate the due date of the unpaid principal amount of, and all accrued and unpaid interest on, its Note.

The foregoing is a brief description of the subscription of the Note and the terms of the Note and is qualified in its entirety by reference to the full text of the form of Subscription Agreement and the form of the Note, the forms of which are included hereto as Exhibits 10.1 and 10.2, respectively, each of which are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 14, 2019

BRAIN SCIENTIFIC INC.

By:	/s/ Boris Goldstein
Name:	Boris Goldstein
Title:	Chairman of the Board and Secretary